UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 12, 2020
LUBY’S, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-8308	74-1335253
(Commission File Number)	(I.R.S. Employer Identification No.)
13111 Northwest Freeway, Suite 600 Houston, Texas	77040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 329-6800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange at which registered
Common Stock ($0.32 par value per share)	LUB	New York Stock Exchange
Common Stock Purchase Rights	N/A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2020, the Board of Directors (the “Board”) of Luby's, Inc. (the “Company”) approved, upon the recommendation of the Compensation Committee of the Board, a severance agreement and a bonus opportunity agreement, pursuant to which certain executive officers and other specified senior level employees will receive separation payments upon the occurrence of certain events and will be eligible to receive both a cash bonus and a restricted stock award bonus (collectively, the “retention awards”). The retention awards are designed to retain certain key employees in their roles with the Company and to carry out the previously-announced intent of the Board to pursue a sale of the Company's operations and assets and to distribute the net proceeds to the Company’s stockholders.

Pursuant to the severance agreements, each recipient will be eligible to receive a separation payment, based on a percentage of such recipient’s current annual base salary, if such recipient is terminated without Cause (as defined in the severance agreement), resign for Good Reason (as defined in the severance agreement), or are not hired by a successor or buyer of the Company’s assets. The separation payment amount for the Company's named executive officers is calculated as follows: Benjamin T. Coutee—100% of Base Salary; Steven Goodweather—100% of Base Salary; and Philip Rider—83.3% of Base Salary.

The bonus opportunity agreement is designed to incentivize each recipient to complete the sale of the Company's operations and assets. Each recipient is eligible to earn both a cash bonus and a portion of a restricted stock award granted under the Luby’s Incentive Stock Plan. The restricted stock to be granted to each recipient will be issued upon entering into the bonus opportunity agreement and will be subject to being both earned upon the occurrence of a Triggering Event (as defined below) and vesting. Upon the closing of the contemplated sales of each of: (1) the Company's Fuddruckers brand, (2) the Company's Culinary Contract Services brand; and (3) at least 30 of the Company's Luby’s cafeterias (each, a "Triggering Event"), each recipient will receive the cash portion of the bonus and will earn a portion of the restricted stock granted to such recipient, subject to time-based vesting conditions. The target bonus amounts for the Company's named executive officers are as follows: Benjamin T. Coutee—$15,000 + 10,000 earned shares of restricted stock for each Triggering Event; Steven Goodweather—$12,500 + 8,000 earned shares of restricted stock for each Triggering Event; and Philip Rider—$12,500 + 8,000 earned shares of restricted stock for each Triggering Event.

The foregoing descriptions of the severance agreement and the bonus opportunity agreement do not purport to be complete and are qualified in their entirety by reference to such agreements filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1 Form of severance agreement
Exhibit 10.2 Form of bonus opportunity agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2020	LUBY’S, INC.

	By:	/s/ Christopher J. Pappas
Christopher J. Pappas
President and Chief Executive Officer